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                                                              Exhibit 99.(p)(10)

                                      FFTW

                                 CODE OF ETHICS
                                       AND
                             AML COMPLIANCE POLICIES

                                  January 2007

                                    Covering

                          CHARTER ATLANTIC CORPORATION

                       FISCHER FRANCIS TREES & WATTS, INC.

                          FISCHER FRANCIS TREES & WATTS

                                FFTW FUNDS, INC.

              FISCHER FRANCIS TREES & WATTS (SINGAPORE), PTE. LTD.

                 FISCHER FRANCIS TREES & WATTS KABUSHIKI KAISHA

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CONTENTS

A.  CODE OF ETHICS

     I.    Introduction

     II.   DEFINITIONS

     III.  Managing potential trading conflicts

     IV.   confidentiality

     V.    POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST

     VI.   STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL TRADING

     VII.  OBLIGATIONS OF DISINTERESTED DIRECTORS OF THE FUND

     VIII. RESPONSIBILITY FOR ADMINISTRATION OF THE CODE

     IX.   RECORDKEEPING REQUIREMENTS

     X.    FREQUENTLY ASKED QUESTIONS

B.  ANTI-MONEY LAUNDERING POLICIES

     I.    INTRODUCTION

     II.   THE GROUP

     III.  THE FUND

APPENDIX I - IDENTIFICATION QUESTIONNAIRE
APPENDIX II- EXAMPLES OF SUSPICIOUS ACTIVITIES

Attachments:

Exhibit 1: Certificate of Receipt

Exhibit 2: Annual Compliance Certificate

Exhibit 3: Quarterly Report of Gifts Received by Covered Persons
           Valued Over $100

Exhibit 4: Proposed Transactions

Exhibit 5: Quarterly Summary of Securities Transaction(s) and New Account(s)

Exhibit 6: Annual / New Covered Person Transaction Report

Exhibit 7: Employee Disclosure Information


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                                A. CODE OF ETHICS
I. INTRODUCTION

This Code of Ethics sets forth the policies and procedures of FFTW Funds, Inc. (the "Fund"), Fischer Francis Trees and Watts, Inc. ("FFTW"), and its affiliated companies(1) (each a "Firm" and, collectively, the "Group") regarding business ethics, confidentiality and trading in securities. The conduct of any Covered Person (defined below) both inside and outside the Firm must recognize that the Firm's clients always come first and that such individuals must avoid any abuse of their positions of trust and responsibility. Each Covered Person is expected to adhere to the highest standards of professional and ethical conduct and must avoid any situation that may give rise to an actual or potential conflict of interest, or the appearance of a conflict with a client's interests. Covered Persons are required to comply with all applicable laws of the jurisdiction to which the Covered Person is subject, including but not limited to the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes Oxley Act of 2002, as amended; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title IV of the Gramm-Leach Bliley Act, as amended; the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder, ("the Federal Securities Laws"). In addition, each Covered Person must exercise reasonable care and professional judgment to avoid engaging in actions that put the Firm's reputation at risk. Because Covered Persons who are directly involved in the selection of client securities ("Investment Personnel") have access to detailed information about our clients, there are additional requirements in the Code of Ethics that are specifically applicable to Investment Personnel.

The requirements of this Code of Ethics are in addition to those set out in the Firm's other policies and procedures, including but not limited to the Advisers Act of 1940 Policies and Procedures Manual and UK Compliance Manual, which Covered Persons are also required to read and comply with.

These policies and procedures are mandatory and are designed to protect the business interests of the Firm and its respective clients. This Code of Ethics is adopted pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") and any amendments thereto.

Upon becoming a Covered Person, you are required to read and understand the policies and procedures contained in this Code of Ethics and sign the Certificate of Receipt attached hereto on Exhibit 1 acknowledging that you have received, reviewed, understand and agree to be bound by the Code of Ethics. Thereafter, on an annual basis all Covered Persons are required to certify their compliance with the provisions of the Code of Ethics by completing the form attached hereto on Exhibit 2. Failure to comply with these policies and procedures may subject an employee to civil and criminal liabilities, penalties or fines, imprisonment, legal prohibition against further employment in the securities industry and internal disciplinary actions, including dismissal from employment for cause. In the event of dismissal for cause, an employee may lose certain benefits from his or her Firm and/or under applicable unemployment insurance laws. The relevant Firm will investigate any matter for which the facts suggest that the Code of Ethics may have been violated.

All questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to the Firm's Chief Legal and Risk Officer or her

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(1) Affiliates of FFTW currently include Charter Atlantic Corporation ("CAC"),
Fischer Francis Trees & Watts, a UK partnership ("FFTW UK"), Fischer Francis Trees & Watts (Singapore), PTE. LTD. ("FFTW Singapore") and Fischer Francis Trees & Watts Kabushiki Kaisha ("FFTW KK").

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delegee. All Covered Persons are encouraged to seek advice with respect to any action or transaction which may violate this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation. Upon commencement of employment, and on an annual basis thereafter, all employees are required to complete the Initial and Annual Employee Disclosure Information Statement attached as Exhibit 7. At any point during employment, if an employee is or becomes the subject of an investigation (as specified in Exhibit 7), prosecution, or a conviction of any offence involving fraud or dishonesty, the employee should report this information immediately to a member of the Risk Oversight Group. In the event there are no interim changes, each employee is still required to provide a completed attached Exhibit 7 questionnaire on an annual basis.

II. DEFINITIONS

     1. "BENEFICIAL OWNERSHIP" is to be determined in the same manner as it is determined for purposes of Rule 16a1-(a)(2) under the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.(2)

     2. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company.

     3. "COVERED PERSON" generally includes any director, officer or employee of any Firm. The term also includes any employee or officer of Investors Capital Corporation, Investors Bank and Trust Company or EOS Fund Services LLC who, as part of his or her regular duties, is involved with providing administrative services to the Fund and in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Firm. The term will also include an appointed representative of any Firm or any employee of an appointed representative. The term does not include the "disinterested directors" of the Fund, although those directors are subject to certain requirements, as set forth in Article VI of this Code of Ethics.

     4. "COVERED SECURITY" A "covered security" includes (i) any "security" as defined herein, excluding Exempt Securities (defined below), (ii) foreign exchange or (iii) derivative.

     5. "DERIVATIVE" a financial instrument, the value of which is derived from the value of an underlying asset. The underlying asset could be a physical commodity, an interest rate, a share of common stock, a stock index, a currency, or virtually any other tradeable instrument upon which two parties can agree. Index funds and exchange traded funds are not deemed derivatives. All futures products are derivatives for the purposes of this code, even if they are also regulated as securities.

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(2) Unless the Covered Person does not have any direct or indirect influence or control over the account in question, generally a Covered Person will be regarded as having beneficial ownership of securities held in his or her name, or in the name of any of the following person: (1) his or her spouse or minor child; (2) a relative sharing the same house; (3) anyone else, if the Covered
Person: (a) obtains benefits substantially equivalent to ownership of the securities; or (b) can obtain ownership of the securities immediately or at some future time. If anyone has questions regarding this policy concerning relatives of a Covered Person, he or she should discuss the situation with a member of the Risk Oversight Group.

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     6. "DISINTERESTED DIRECTOR" means a director of the Fund who is not an
"interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

     7. "EXEMPT SECURITIES" includes: (i) United States Treasury securities;
(ii) bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality short-term debt instruments (less than 270 days); and (iii) shares issued by open-end mutual funds, excluding (a) FFTW-Managed Funds and (b) exchange traded funds (ETFs).. "FFTW-MANAGED FUND" means any open-end investment company that is advised or sub-advised by the Firm including, without limitation, FFTW Funds, Inc.

     10. "FRONT-RUNNING" means the buying or selling of a security, or other financial instrument, with the intent on taking advantage of the market impact ahead of a transaction in the underlying security by or on behalf of the Managed Account.

     11. "INITIAL PUBLIC OFFERING (IPO)" means an offering of equity or debt securities registered under the Securities Act of 1933, as amended ("1933 Act") of an issuer not previously subject to reporting requirements.

     12. "INVESTMENT PERSONNEL" or "INVESTMENT PERSON" means any Covered Person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Firm, or whose functions relate to the making of any recommendations with respect to purchases or sales of securities for Managed Accounts, as defined below, including without limitation portfolio managers, portfolio analysts and credit analysts.

     13. "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act.

     14. "MANAGED ACCOUNT" means any account for which one of the Firms acts as an investment adviser or subadviser, including an FFTW-Managed Fund.

     15. "PURCHASE OR SALE OF A COVERED SECURITY" means obtaining or disposing of Beneficial Ownership of that Covered Security and includes, among other things, the writing of an option to purchase or sell a Covered Security.

     16. "ROUND TURN" means a complete derivatives or futures transaction, including both an entry and exit. Also called a round trip.

     17. "SCALPING" means buying and selling a security or other instrument, including a derivative, on the same day as a Managed Account and includes, among other transactions, the buying of a security when a Managed Account will be selling that security or selling a security when a Managed Account is buying that security with the intention of taking advantage of the market impact of the trades by the Managed Account.

     18. "SECURITY" means note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

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III. MANAGING POTENTIAL TRADING CONFLICTS

NO FAVORITISM. No Managed Account shall be favored with respect to the selection of securities, sale of securities, or timing of purchase or sale of securities over any other Managed Account.

TRANSACTIONS WITH OTHER MANAGED ACCOUNTS. No securities shall be sold to or purchased from one Managed Account by another Managed Account, and no securities shall be sold to or purchased from any of the Firms by any Managed Account unless approved by the Chief Risk and Legal Officer or her delegee.

SELECTION OF DEALERS. All securities purchased and sold for Managed Accounts shall be purchased from and sold to established securities dealers, which shall be selected in a manner consistent with seeking to obtain best execution of all securities transactions for each Managed Account. No concessions on prices shall be made to any dealer by reason of services performed or goods supplied or offered to be performed or supplied. Employees must also comply with the Firm's prohibitions on soft dollar agreements with broker-dealers.

BLOCK PURCHASES. As an adviser and a fiduciary to our clients, FFTW places its clients' interests first and foremost. Consistent with this fiduciary duty, FFTW's trading procedures seek to insure that all clients are treated fairly and equitably and that no client account is advantaged or disadvantaged over another. In furtherance of this policy, whenever possible, FFTW purchases and sells securities as a block transaction. As a matter of policy, block transactions, including transactions in initial offerings, are allocated fairly and equitably across all participating accounts utilizing an automated, non-preferential proprietary trade execution system that allocates the trades according to each participating portfolio's size and risk profile. The automated allocation system ensures that no managed account is favored with respect to the selection of securities or timing of purchase or sale of securities over another account.

If the aggregate amount of securities purchased or sold is for reasons of price or availability less than the initial amount desired, the actual amount of securities purchased or sold, to the degree it is feasible, shall be allocated among the Managed Accounts in approximate proportion to the initial amounts designated for such Managed Account, unless it is determined by a senior officer of the Firm that it is in the best interests of such managed Accounts to have a different allocation. Any such determination shall be documented and a copy sent to the Chief Legal and Risk Officer or the Chief Operating Officer or his or her delegee.

IV. CONFIDENTIALITY

PROHIBITION ON TRADING ON THE BASIS OF CONFIDENTIAL INFORMATION. Confidential information is known by virtually every Covered Person. No confidential information should be used by any Covered Person for any direct or indirect personal benefit during the term of such person's relationship with his or her Firm or after such relationship has ended. This restriction applies regardless of the source of such information and includes trading securities on the basis of such confidential information or advising others to trade on such basis.

WHEN IS INFORMATION "CONFIDENTIAL"? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be assumed by such Covered Person to be non-public, confidential information. A Covered Person should not regard information as having been "publicly disseminated" unless he or she can point to some fact or event demonstrating that the information is generally available; for example, disclosure of the information in a press release, in daily newspapers or in public disclosure documents such as prospectuses or annual reports. If a

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Covered Person is unclear whether information is confidential, he or she should consult a senior officer of the relevant Firm.

Confidential information may be related to the Group, its clients, its employees or other business or governmental entities. Examples of confidential information include, but are not limited to, information concerning the securities transactions of a client or of any member of the Group before they are executed, policies of clients that are not publicly known, or the operations or condition of any client.

PROCEDURES REGARDING CONFIDENTIAL INFORMATION. Confidential information should never be disclosed to any outsider (including any relative of a Covered Person). Caution is to be taken against making even casual remarks which might disclose information of a confidential nature or allow the appearance of such disclosure. This applies not only during work and in public places but also at home and in all outside social contacts. Care should be exercised in discussing confidential matters in elevators, at restaurants or in other places where outsiders may be present or where outsiders could obtain confidential information they should not have. Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be securely maintained and should not be displayed in elevators or left in conference rooms, on desks, or in other locations where they may be seen by outsiders or by unauthorized personnel. Extra or unnecessary documents containing confidential information should be promptly destroyed.

TRADE SECRETS. All computer programs, investment methods and techniques, trade secrets and other confidential information developed, created or obtained by or with the assistance of any Covered Person during his or her relationship with his or her Firm is the property of the Firm and no Covered Person has or may exercise any ownership or other rights or interest in any such property or information. A Covered Person may not use any trade secrets, property or confidential information during the course of any future employment. Upon termination of a Covered Person's relationship with the Firm, such Covered Person should return to the Firm all confidential information and trade secrets he or she may have obtained as a result of the Covered Person's relationship with the Firm.

IV.  POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST

The purpose of these policies is to ensure that the interest of the Firms' clients, and those of the Firms in general, come before what might, in any circumstances, be construed as a Covered Person's own individual interest or benefit(3)

Conflicts of interest, the potential for conflicts, or even the appearance of such conflicts are to be avoided. A Covered Person's decisions about the best interests of the clients should not be compromised or appear to be compromised by his or her investments or other economic or personal interests. Questions of proper business ethics and conflicts of interest are often difficult to discern and to resolve. If there is any question regarding what constitutes a conflict of interest, a Covered Person should consult a senior officer of the relevant Firm for an interpretation of a situation before he or she acts.

OUTSIDE ACTIVITY. Covered Persons are encouraged to engage in worthy activities for their community or personal development. Such activities, however, should not be allowed to impair

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(3) In the case of FFTW UK, in certain circumstances it may be necessary to disclose the existence of the conflict to the relevant client. Please refer to FFTW UK's Compliance Manual for more information.

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the working efficiency or responsibilities of the individual. Covered Persons may from time to time be asked to serve as directors, advisors, or in other forms of participation in other companies or organizations. Because such commitments can involve substantial responsibilities and potential conflicts of interest or the appearance of such conflicts, Covered Persons should not accept such positions without the prior written approval of his supervisor. If the person is a member of the Management Committee, he or she will need to obtain the approval of the Management Committee. Once obtained, evidence of the approval must be provided to the Firm's Chief Legal and Risk Officer or her delegee.

PERSONAL FINANCE. In addition to the specific limitations regarding Personal Securities Trading (see the following Article V), unless otherwise approved in advance by the Chief Legal and Risk Officer, or her delegee, Covered Persons are prohibited (other than by ownership of publicly traded securities) from having a direct or indirect interest or investment in any dealer, broker or other current or prospective supplier of goods or services from which the Covered Person might materially benefit or appear to benefit as a consequence of the Group's activities with the entity. If there is any question, a Covered Person should consult a member of the Risk Oversight Group for an interpretation of a situation before he or she acts.

Generally, Covered Persons are expected to conduct their personal finances and investments in a prudent manner.

GIFTS AND ENTERTAINMENT.

As a matter of policy, Covered Persons should not give or accept personal gifts or other inducements where doing so is likely to conflict in a material way with any duty which the Firm owes to its clients. In order to ensure that such conflicts do not arise, the following procedures must be complied with when accepting or giving gifts in the course of conducting business on behalf of the Firm.

Gifts - All personal gifts valued between $100 and $250 must be immediately reported to the recipient's supervisor or, if the recipient is a member of the Management Committee, to the Management Committee. If the recipient's supervisor, or the Management Committee as the case may be, believes that the receipt of such gift creates the appearance of conflict, the gift must be returned. In addition, all gifts valued over $100 must be reported to the Risk Oversight group on a quarterly basis by completing the gift form attached hereto on Exhibit 3. The Risk Oversight group shall maintain a register of all gifts exceeding $100 in value.

Gifts exceeding $250 in value must be reported immediately upon receipt to the Chief Legal and Risk Officer, or her delegee, and to the recipient's supervisor or the Management Committee if the recipient is a member of the Management Committee.

Entertainment - If any entertainment, including dinners, sporting events, cocktail parties, trips and events involving airfare and overnight accommodations, is received by Covered Persons from third party services providers with whom the Firm transacts business, including but not limited to counterparties, custodians and broker-dealers, prior approval of the recipient's(4) supervisor, or the Management Committee if the recipient is a member of the Management Committee, is required if such entertainment is expected to exceed $250 in value. If the value is expected to exceed $500 in value, prior approval of the Chief Legal and Risk Officer, or her delegee, must also be obtained.

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(4) Seasonal gifts (i.e. holiday gift baskets) that are shared by the Firm's employees provided without obligation by other firm's clients or service providers are not considered gifts that may conflict in a material way with the Firm's obligations to its clients and therefore do not require reporting.

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V.   STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL TRADING

     A. STATEMENT OF POLICY. It is the policy of FFTW that any personal trading by a Covered Person should not interfere with one's professional duties and should never compromise the Firm's fiduciary duties to its clients. Accordingly, FFTW's policies with respect to personal trading is broader in scope than the specific restrictions described below. An employee who spends a significant amount of the business day trading for his or her own account is not placing the interests of the Firm's clients first. While the Firm strives to provide clear guidance to all Covered Persons with regard to personal trading, the financial marketplace is constantly evolving as new techniques and instruments are developed over time. While FFTW will endeavor to keep the Code of Ethics current in light of these circumstances, it is the duty of all Covered Persons to conduct personal trading activities within the letter and spirit of this Code in order to recognize these considerations. The Firm will consider these principles when reviewing personal trading activities by Covered Persons and violations of these principles will be addressed in much the same manner as violations of the specific restrictions set forth below.

     Notwithstanding that certain personal trading is permitted, subject to compliance with the requirements below, speculative trading by Covered Persons for personal accounts is discouraged and should be avoided.

     B. GENERAL STANDARDS OF CONDUCT. In connection with the purchase or sale, directly or indirectly, of a "security held or to be acquired" by a Managed Account, a Covered Person shall not:

          1. employ any device, scheme or artifice to defraud such Managed Account;

          2. make to such Managed Account any untrue statement of a material fact or omit to state to such Managed account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such Managed Account;

          4. appropriate for personal gain an investment opportunity that should be provided to a Managed Account;

          5. transact in any Security based on Confidential Information as described in Article II; or

          6. engage in any manipulative practice with respect to such Managed Account including, without limitation, front-running, scalping, market timing or any other transaction if the transaction is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a Managed Account.

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     C.   PRE-APPROVAL REQUIREMENTS

     Covered Persons must obtain pre-approval, pursuant to the procedures set forth below, is required for the following transactions:

          1. For transactions in fixed-income securities, derivative transactions, foreign exchange and options contracts;

          2. For any Covered Person's acquisition of Beneficial Ownership in any Initial Public Offering ("IPO") or limited offering(5); or

          4.   For any Covered Person's acquisition of any FFTW-Managed Fund.

     NON-VOLITIONAL TRANSACTIONS. Pre-approval is not required but reporting is for non-volitional transactions which include the following:

-    automatic dividend reinvestment and stock purchase plan acquisitions;

- gifts of securities to Covered Person over which the Covered Person has no control of the timing;

- gifts of securities from a Covered Persons to non-profit organizations including private foundations and donor-advised funds;

- gifts of securities from a Covered Person to a donee or transferee (other than a non profit organization) provided that the donee or transferee represents that he or she has no present intention of selling the donated security; and

- transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

Any Covered Person wishing to seek an exemption from the pre-approval requirement for a security or instrument not covered by an exception that has similar characteristics to an excepted security or transaction should submit a request in writing to the Chief Legal and Risk Officer or her delegee.

     D. SHORT TERM TRADING. All Covered Persons who purchase shares of an FFTW-Managed Fund in accordance with the procedures above must hold such shares for a minimum of 30 days after such purchase. Covered Persons may not profit from the purchase and sale, or the sale and purchase of shares in any FFTW-Managed Fund within any 30 calendar day period. In addition to being subject to sanctions for violations of the Code, any profits from short-term trading in an FFTW-Managed Fund shall be relinquished.

     E. LIMITATIONS ON THE NUMBER OF TRANSACTIONS REQUIRING PRE-APPROVAL Covered persons are limited to four (4) transactions requiring pre-approval within any calendar month, as specified in sub-section C above. Any round turn transaction in a futures contract or other derivative instrument shall count as two transactions for the purposes of this limitation.

     F. PROCEDURE FOR PRE-APPROVAL. Each transaction requiring pre-approval should be described on the appropriate form, attached hereto on Exhibit 4 and submitted for approval to the Chief Legal and Risk Officer or her delegee. The required form is available from the Risk Oversight Group and should be filled out to identify the security, amount and type of transaction.

     For Investment Personnel, transactions requiring pre-approval must be approved by (i) a Chief Investment Officer or their delegee and (ii) the Chief Legal and Risk Officer or her delegee.

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(5) The pre-approval requirements for IPOs and limited offerings includes transactions in any option to purchase or sell an IPO or limited offering security or transactions in any convertible security linked to an IPO or limited offering security.

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     In no event can an individual with pre-approval authority pre-approve their own transaction.

     Approval or disapproval will be given as quickly as possible and will be based on the determination that the proposed transaction does not (i) violate any policies and procedures of the Firm, including this Code or (ii) present a material conflict of interest between a client of the firm and the Covered Person. Records of such pre-approval determinations, including documentation prepared or used by a Chief Investment Officer or their delegee, will be maintained by the Risk Oversight Group.

     Any pre-approval granted is valid until the close of business the next business day following the date pre-approval is granted. If the pre-approved transaction is not executed within that time frame, the pre-approval expires and the transaction must be pre-approved again.

     G.   REQUIRED REPORTS OF SECURITIES TRANSACTIONS AND HOLDINGS

          GENERAL REQUIREMENTS. Each Covered Person shall report to the Chief Legal and Risk Officer, or her delegee, (and a Chief Investment Officer or their delegee if Investment Personnel) by completing the following forms hereto on Exhibit 5 and Exhibit 6, transactions and holdings in any Covered Security(6) by such Covered Person, including any Beneficial Ownership and non-volitional transactions. Specific requirements are discussed below.

          INITIAL REPORTING OF SECURITIES HOLDINGS. Each Covered Person shall make an initial report of the following information no later than ten days after the Covered Person becomes a Covered Person (which information must be current as of the date not more than 45 days prior to the date the report was submitted) by completing the form attached hereto on Exhibit 6:

               1. The title, number of shares and principal amount of each Covered Security in which the Covered Person had any Beneficial Ownership when the person became a Covered Person;

               2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities (including Exempt Securities) were held for the Beneficial Ownership of the Covered Person as of the date the person became a Covered Person; and

               3.   The date that the report was submitted by the Covered
                    Person.

          QUARTERLY REPORTING. Each Covered Person shall make a quarterly report of the following information no later than thirty days after the end of the calendar quarter in which the transaction to which the report relates by completing the form attached hereto on Exhibit 5.

               Quarterly Reporting of Securities Transactions. With respect to any Covered Securities transactions in which the Covered Person had

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(6) This includes any option to purchase or sell a Covered Security. Covered
Securities acquired (i) through participation in a wrap program and (ii) by gift and inheritance must also be reported.

               Beneficial Ownership, such reports shall contain the following information:

                    1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each security involved;

                    2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    3.   The price at which the transaction was effected;

                    4. The name of any broker, dealer or bank with whom the transaction was effected; and

                    5. The date that the report was submitted by the Covered Person.

                    If no purchases, sales or other transactions were effected in the quarter in question, the Covered Person should check the appropriate box on the form.

               Quarterly Reporting of New Accounts. With respect to any new account established by a Covered Person in which any Securities (including Exempt Securities) were held during the quarter for the Beneficial Ownership of the Covered Person, the reports shall contain the following information:

                    1. The name of any broker, dealer or bank with which the Covered Person established the account;

                    2.   The date the account was established; and

                    3. The date that the report was submitted by the Covered Person.

                    If no new securities accounts were established in the quarter in question, the Covered Person should check the appropriate box on the form.

          ANNUAL REPORTING OF SECURITIES HOLDINGS. Each Covered Person shall make an Annual Report, attached hereto on Exhibit 6 of the following information not later than 45 days after the end of the calendar year.

                    1. The title, number of shares and principal amount of any Covered Security for which the Covered Person had any Beneficial Ownership;

                    2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities (including Exempt Securities) were held for the Beneficial Ownership of the Covered Person; and

                    3.   The date that the report was submitted.

VI.  OBLIGATIONS OF DISINTERESTED DIRECTORS OF THE FUND

     A. OBLIGATION TO AVOID THE DISCLOSURE OR MISUSE OF CONFIDENTIAL INFORMATION. To the extent that a disinterested director of the Fund should learn of any confidential information, that director should conduct himself or herself in accordance with the terms of Article III of this Code.

     B. APPLICABILITY OF GENERAL STANDARDS RELATING TO PERSONAL SECURITIES ACTIVITIES. In connection with the purchase or sale, directly or indirectly, of a "security held or to be acquired" by the Fund, a disinterested director shall not:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading to the Fund;

          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or,

          4.   engage in any manipulative practice with respect to the Fund.

     C. REPORTING OF TRADES WHERE DIRECTOR HAS ACTUAL KNOWLEDGE OF FUND HOLDINGS. If a disinterested director learns or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15 day period immediately before or after the director's transaction in a security the Fund purchased or sold the same security or the Fund or FFTW considered purchasing or selling the same security, then the director shall prepare and file with the Fund a quarterly transaction report in accordance with
Article V, Section D of this Code of Ethics.

VII. RESPONSIBILITY FOR ADMINISTRATION OF THE CODE

     The Chief Legal and Risk Officer or the Chief Executive Officer and their delegees shall be responsible for the administration of this Code of Ethics and shall take all steps necessary to implement the provisions of the Code, including the following:

          A. Review of Reports Filed. Reviewing all reports filed under the Code, determining whether all required reports have been filed and obtaining from Covered Persons copies of any overdue reports that have not yet been filed.

          B. Remedial Actions and Sanctions for Violations of the Code. Determining whether the conduct of a Covered Person has violated any provision of the Code and, after consultation with other members of management of the Firm as necessary, deciding on the appropriate action to be taken in response to such violations.

          C. Annual Reports to the Fund's Board of Directors. Preparing and providing to the Board of Directors of the Fund, no less frequently than annually, a written report to the Board describing any issues that have arisen under Article V of this

          Code of Ethics (Standards of Conduct -- Personal Securities Activities) since the last such report to the Board, including, but not limited to, information about material violations of Article V by Covered Persons and remedial actions taken and sanctions imposed in response to those violations.

Although the Chief Executive Officer and Chief Legal and Risk Officer have ultimate responsibility for administration of the Code, all Covered Persons are required to report any suspected violations to the Chief Legal and Risk Officer or Chief Executive Officer.

VIII. RECORDKEEPING REQUIREMENTS

     The Chief Legal and Risk Officer or her delegee shall preserve in an easily accessible place for five years:

     A. This Code of Ethics and any prior version;

     B. A list of persons who were required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these reports;

     C. A copy of each report made pursuant to this Code of Ethics;

     D. A record of any violation of this Code of Ethics and any action taken thereon;

     E. A record of any decision and the reasons supporting the decision, to approve the acquisition by Covered Persons of a Covered Transaction under
Article V of this Code of Ethics; and

     F. A copy of each annual certification report made pursuant to Rule 17j-1(c)(2)(ii).

     G. The Chief Legal and Risk Officer or the Chief Operating Officer or his or her delegee is responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person's records will be accessible only to the Covered Person, the Chief Legal and Risk Officer or the Chief Operating Officer, or his or her delegee, and senior management of the firm.

IX.  FREQUENTLY ASKED QUESTIONS

QUESTION 1

Q: Can a Covered Person satisfy the initial or annual holdings report requirement by filing a copy of a securities account statement?

A: Yes, if the statement includes all of the information required by the report form attached to these procedures.

QUESTION 2

Q: Must reports of a Covered Person's brokerage accounts include accounts that hold only Exempt Securities as defined in these procedures?

A: Yes. A Covered Person must include in his or her initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his or her direct or indirect benefit. A Covered Person must also report any account established by the Covered Person in which any securities were held during the quarter.

QUESTION 3

Q: Must a Covered Person file a transaction report for securities acquired through a gift or inheritance?

A: Yes. A Covered Person must report any transaction (including a purchase or other acquisition) in a security (other than an Exempt Security) in which the person had any direct or indirect beneficial ownership.

QUESTION 4

Q: Must a Covered Person report the holdings and transactions of his or her spouse?

A: Yes, if the Covered Person has any direct or indirect beneficial ownership of securities (other than Exempt Securities) held by the spouse.

QUESTION 5

Q: Must a Covered Person report holdings of or transactions in securities by ESOPs, or pension or retirement plans ("plans") in which the Covered Person participates?

A: Yes, if the Covered Person has a direct or indirect beneficial ownership interest in covered securities held by the plan. A Covered Person who holds securities as a beneficiary of a trust over which he or she exercises investment control, such as a 401(k) or other participant-directed employee benefit plan, would be considered to be a beneficial owner of securities in the plan.

QUESTION 6

Q:   May a Covered Person invest in funds managed by FFTW?

A:   Yes, subject to complying with the restriction on short-term trading under
     Article V, paragraph D above.

                        B. ANTI-MONEY LAUNDERING POLICIES

I.   INTRODUCTION

     "Money laundering" is understood to be the process by which individuals or entities attempt to conceal the true origin and ownership of the proceeds of internationally recognized criminal activity, such as organized crime, drug trafficking or terrorism.(7)

     The  phases of money laundering are:

     1. Placement - The introduction of currency into a financial services institution.

     2. Layering - The movement of funds from an institution to hide the source and ownership of funds.

     3. Integration - The reinvestment of funds in an ostensibly legitimate business or transaction.

     To aide in the identification of suspicious transactions,(8) legal requirements have been implemented that:

          i) require us to establish and maintain specific policies, procedures and training programmes to guard against our being used for the purposes of money laundering.

          ii) require us to seek satisfactory evidence of the identity of those with whom we do business.

          iii) require all staff to report suspicion of money laundering to the appropriate Anti-Money Laundering Compliance Officer ("A-MLCO").

          iv) require us to conduct independent testing of the anti-money laundering program.

     Failure to comply with any of these requirements constitutes a violation of law that could entail criminal penalties for the individual found guilty of an offence, irrespective of whether money laundering has taken place.

II.  THE GROUP

---------------
(7) Money laundering would also include concealing the true origin and ownership of the proceeds or benefits of serious offenses, the entry into an arrangement which facilitates the retention or control of benefits or proceeds of such internationally recognized criminal activity or serious offences, and the facilitation of terrorist-related activities and acts.

(8) Examples of suspicious transactions are included in Appendix II of this Code. These examples are not meant to be exhaustive; rather, they are meant to be illustrative.

     A.   ANTI-MONEY LAUNDERING COMPLIANCE OFFICERS

     Regulation and good business practice requires the Group to appoint A-MLCOs.(9) Allison Bernbach, Corporate Counsel for FFTW in New York, and Alain Moyeuvre, the Compliance Officer for FFTW in London, are designated the A-MLCOs for their respective offices and share anti-money laundering responsibilities for FFTW globally.

     The Group's A-MLCOs shall have responsibility for the oversight of anti-money laundering activities and shall be the key people in our implementation of anti-money laundering strategies and policies.

     The Group's A-MLCOs shall monitor the day-to-day operations of anti-money laundering policies and respond promptly to any reasonable request for information made by a regulatory body.

     The Group's A-MLCOs are responsible for:

          i)   receiving internal reports regarding suspicious activities;

          ii) taking reasonable steps to access any relevant "know your business" information;

          iii) responding to regulatory requests for suspicious activity reporting;

          iv) obtaining and using national and international findings on money laundering and terrorist activities;

          v) taking reasonable steps to establish and maintain adequate arrangements for awareness and training;

          vi)  making annual reports to the senior management; and

          vii) alerting employees to the potential effect of any breach of anti-money laundering laws.

     B.   POLICIES, PROCEDURES AND CONTROLS

     IDENTIFICATION OF THE CLIENT. The Group must take reasonable steps to find out the identity of its clients(10) by obtaining sufficient evidence so that the Group can verify that any client is who he or she claims to be.(11)

-----------------
(9) Under U.K. law, the person who oversees anti-money laundering policies is referred to as the money laundering reporting officer (MLRO).

(10) For those clients that wish to invest in U.S. mutual funds, the Customer Identification Program rules adopted by the Department of the Treasury and the SEC do not permit the Group to rely upon due diligence that is performed by a foreign financial institution that is organized in a FATF jurisdiction. Nevertheless, reliance on a FATF-regulated institution is permissible for non-mutual fund investors. In addition, if an account is established in the name of the FATF-regulated foreign financial intermediary and identification of the underlying client is not practicable under the circumstances, the Group may treat the foreign financial intermediary as the customer for the purpose of satisfying its customer identification requirements.

(11) An identification questionnaire, which must be completed before we commence business with any new client or before a new transaction is completed with an existing client, is included as Appendix I of this

     If the relevant client with whom we have contact is, or appears to be, acting on behalf of another (an intermediary), absent appropriate representations from the intermediary, we must obtain sufficient evidence of both their identities.

     INTERNAL REPORTING. If an employee knows or suspects that a client, or the person on whose behalf the client is acting, is involved in money laundering, the relevant employee must promptly contact the A-MLCO. In addition, if any employee knows or suspects that:

          i) a client, or the person on whose behalf the client is acting, is a prohibited person;

          ii) any funds to be collected or provided to the client, or the person on whose behalf the client is acting, will be used for a terrorist act;

          iii) any financial transaction or dealing would be, directly or indirectly, in property ("Terrorist Property") that is owned or controlled by or on behalf of any prohibited person;

          iv) any financial services or related services to be provided would be in respect of Terrorist Property and would be to or for the benefit of or on the direction or order of any terrorist or entity owned or controlled by any terrorist;

          v) any fund, financial assets, or economic resources, or financial or related services, would be for the benefit of any prohibited person;

          vi) the Group has possession, custody or control of any property belonging to any terrorist, or any entity owned or controlled by any terrorist; or

          vii) has information about any transaction or proposed transaction in respect of any property belonging to any terrorist or any entity owned or controlled by any terrorist.

the relevant employee must promptly contact the A-MLCO. Any information provided to the A-MLCO must not be disclosed to anyone else consistent with the requirements against tipping off set forth below.

     To enforce the policy, the Group shall take steps to discipline any employee who fails, without reasonable excuse, to make a report in the circumstances described above. Failure by an employee to follow the Group's anti-money laundering policies will be grounds for termination.

     THE OFFENCE OF TIPPING OFF. Where any investigation into suspected money laundering is being conducted, or a disclosure of suspected money laundering has been made, it is an offence to reveal any information to another person which is likely to prejudice any investigation.

     EXTERNAL REPORTING. Any report that is made by an employee will be considered by the A-MLCO, or his/her duly authorised delegate, and if having considered the report and any relevant "know your business" information to which he/she has sought access, the A-MLCO, or his/her duly authorised delegate, suspects that a person has been engaged in money laundering,

---------------------
Code. The completed questionnaire together with evidence of identity should be given to the A-MLCO for review prior to being placed in the client file. The Group must also make a reasonable effort to determine that the client is not a "terrorist," an entity owned or controlled by a terrorist, or a person or entity acting on behalf of or at the direction of any terrorist or entity owned or controlled by a terrorist (collectively, a "prohibited person."), by consulting with relevant lists of such prohibited persons published by governmental authorities with jurisdiction over such matters.

he/she will report promptly to the Group's senior management and the appropriate regulatory body.(12)

     GOVERNMENT AND FINANCIAL ACTION TASK FORCE FINDINGS. The Group must obtain and make proper use of any government findings and any findings of published notices relating to money laundering and terrorist activities.

     RECORD KEEPING. The Group must make and retain records for six years from the end of the relationship with the client. Records include evidence of the identity of the client, details of every transaction, actions taken in relation to internal and external reporting requirements and, when a A-MLCO has considered information or other matters concerning suspicion of money laundering but has not made a report to the relevant authorities, a record of that information or matter.

     C.   EMPLOYEE EDUCATION AND TRAINING

     The Group will provide appropriate anti-money laundering training for its employees. Despite the fact that the Group's activities do not involve directly the "handling" of transactions that may involve money laundering, it is important for all employees of financial organizations which serve clients to be knowledgeable of the contents and vigilant in the implementation of sound anti-money laundering policies.

     D.   INDEPENDENT AUDIT

     COMPLIANCE MONITORING. The Group shall establish and maintain appropriate systems and controls for the Firm's compliance with its regulatory obligations and to counter the risk that it might be used to further financial crime. It is anticipated that further guidance will be distributed from the Group's regulatory agencies regarding implementation of an independent audit function to test compliance with applicable anti-money laundering regulations and the Group's specific policies and procedures.

III. THE FUND

     The following anti-money laundering procedures have been adopted by the Fund. It is the policy of the Fund to endeavor to prevent, detect, and report the possible use of the Fund for the purpose of money laundering.

---------------
(12) In addition, suspicions of terrorist activities, particular suspicions relating to activities discussed above in "Internal Reporting" must be reported. For Singapore, although the A-MLCO can make the report to senior management, FFTW Singapore is required to make the report to the relevant Singapore regulatory body.

     A. ANTI-MONEY LAUNDERING COMPLIANCE POLICIES

     William Vastardis, the Treasurer of the Fund, shall serve as the A-MLCO for the Fund (the "Fund A-MLCO") and shall report to the Board of Directors of the Fund at each quarterly board meeting in relation to compliance by the Fund with the anti-money laundering requirements mandated under the USA PATRIOT Act,(13) the regulations promulgated thereunder (collectively, the "Act") and other applicable laws and regulations.

     B. ASSISTANCE AND SUPPORT OF FUND SERVICE PROVIDERS

     COMPLIANCE RESPONSIBILITIES OF THE ADMINISTRATOR AND TRANSFER AGENT. The Fund's Administration Agreement delegates to Investors Bank & Trust Company, the Fund's Administrator, Custodian and Transfer Agent ("Transfer Agent") the obligation to assist in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, other than investment advisory services. These responsibilities include providing custodial, transfer agent, dividend disbursing, accounting, auditing, compliance and related services. As a result of its compliance responsibilities under the Administration Agreement as well as its operational responsibilities as the Fund's Transfer Agent and Custodian, IBT provides assistance to the Fund with respect to the Fund's Customer Identification Program and Reporting of Suspicious Transactions as described below.

     IBT'S ANTI-MONEY LAUNDERING POLICIES. IBT's Anti-Money Laundering Policies have been provided to the Group and IBT will promptly provide the A-MLCO with a copy of any material amendment thereto.

     CONTRACTUAL REPRESENTATIONS. In furtherance of the process of monitoring and evaluation, the A-MLCO shall obtain the following contractual representations and warranties from the Transfer Agent:

     i) The Transfer Agent must agree to provide federal examiners with information and records relating to these procedures and any anti-money laundering activities conducted by the Transfer Agent with respect to the Fund;

     ii) The Transfer Agent must consent to inspection by federal examiners with respect to these procedures and any anti-money laundering activities conducted by the Transfer Agent with respect to the Fund;

     iii) The Transfer Agent must agree to provide such information and records relating to its anti-money laundering activities, policies and procedures with respect to the Fund as the A-MLCO may reasonably request from time to time.

     iv) The Transfer Agent must consent to fulfilling their obligations under these procedures as a condition to continuing their services for the Fund.

------------
(13) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

     C. POLICIES, PROCEDURES AND CONTROLS

          CUSTOMER IDENTIFICATION PROGRAM ("CIP").

     i) Introduction. Effective October 1, 2003, the Fund is required to verify the identity of its customers. Generally, a "customer" is (i) any person that opens a new "account,"(14) or (ii) any individual that opens a new account for an individual who lacks legal capacity (such as a minor) or an entity that is not a legal person (such as a civic club). In the case of a joint account, the "customer" is each named accountholder. Generally, an "account" is any contractual or other business relationship between a person and a mutual fund established to effect transactions in securities by the mutual fund. For accounts opened by broker-dealers or other financial intermediaries through the National Securities Clearing Corporation's Fund/SERV system, the "person that opens a new account" is the financial intermediary and not the underlying investor. Notwithstanding the foregoing, the Fund is not required to verify the identity of (i) a financial institution regulated by a Federal functional regulator (e.g., broker-dealers regulated by the SEC), (ii) banks regulated by a state bank regulator, (iii) U.S. or state government agencies and instrumentalities, (iv) publicly-traded companies (to the extent of their domestic operations), or (v) any person opening an account for the purpose of participating in an employee benefit plan established under the Employee Retirement Income Security Act of 1974. Moreover, the Fund may rely on another financial institution (including affiliates) to verify customer identity if (i) the Fund, through the A-MLCO, determines that reliance is reasonable, (ii) the financial institution is subject to anti-money laundering program requirements under the U.S. Bank Secrecy Act ("BSA") and is regulated by a Federal functional regulator, and (iii) the financial institution enters into a contract with the Fund, as the case maybe, requiring the financial institution to certify annually that (a) it has implemented an anti-money laundering program, and (b) it (or its agent) will perform the requirements of this CIP.

     ii) FFTW Responsibilities. Where a subscriber to the Fund is an existing client of the Group, the Group's A-MLCO will confirm in writing to the Fund A-MLCO, before the subscription is accepted, that it has performed the appropriate CIP procedures and that it will retain a copy of the relevant documentation in its files and make same available to the Fund and applicable regulatory agencies upon request.

     iii) IBT Responsibilities. Where a subscriber to the Fund is not an existing client of the Group, IBT, as Transfer Agent to the Fund ("Transfer Agent"), shall provide to the Fund A-MLCO all necessary CIP documentation received from the subscriber or any intermediary that is responsible for the subscription,(15) retain a copy of the relevant documentation in its files, and will make the same available to applicable regulatory agencies upon request.

     iv) CIP Documentation for New Customers. At a minimum, the CIP documentation required for new customers of the Fund includes:

               1)   The customer's name;

               2)   For individuals(16), the customer's date of birth;

------------------
(14) The Fund is not required to implement CIP procedures with respect to existing customers of the Fund (as of October 1, 2003), including a customer who seeks to exchange shares from one Fund portfolio to another, provided that FFTW or the Transfer Agent has a reasonable belief that it knows the true identity of the customer. Current clients of the Group who are not Fund shareholders are not considered existing customers of the Fund.

(15) In situations where the intermediary does not provide individual customer information to the Fund (e.g., where the intermediary utilizes omnibus accounting), the Transfer Agent shall request and maintain certifications that the intermediary has conducted its own know your customer due diligence review in accordance with applicable law including, but not limited to, anti-money laundering regulations.

(16) As an institutional fund, the Fund rarely gets individual clients; however, for comprehensiveness, all of the relevant documentary information required under the USA PATRIOT ACT, including regulations for both individual and institutional accounts, has been included herein.

               3) For individuals, the customer's residential or business street address. If the individual does not have a residential or business street address, then an Army Post Office ("APO") or Fleet Post Office ("FPO") box number, or the residential or business address of the customer's next of kin or of another contact individual;

               4) For non-individuals, the address of a principal place of business, local office or other physical location;

               5) For U.S. persons (both individuals and non-individuals), a U.S. taxpayer identification number. In the event that a customer has applied for but not yet received a taxpayer identification number, it must then be confirmed that the application was filed before the customer opened the account and the taxpayer identification number must be obtained within a reasonable period of time after the account is opened;

               6) For non-U.S. persons (both individuals and non-individuals), one or more of the following: (a) a U.S. taxpayer identification number (or confirmation that an application has been filed for such numbers pursuant to the above procedures), (b) passport number and country of issuance,
                    (c) an alien identification card number, or (c) the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or other similar safeguard (e.g., a drivers license number). When opening an account for a non-U.S. business or enterprise that does not have an identification number, alternative government-issued documentation certifying the existence of the business or enterprise shall be obtained.

     v) Failure to Obtain Customer Information. If all necessary information appropriately identifying a potential subscriber to the Fund is not received by the Transfer Agent before funds are received from the subscriber, the Transfer Agent is authorised to accept such subscription. However, the Transfer Agent shall immediately place a freeze on the account until the Transfer Agent receives all necessary documentation for proper identification. If the necessary information is not received within a reasonable time after funds are received, the Transfer Agent will close the account and, after considering the risks involved, the Fund's A-MLCO may determine to file a suspicious activity report.

     vi) Verification of Customer Identity. Customer identity will be verified by FFTW or the Transfer Agent (as discussed above), through a risk-based procedure that can utilize documentary evidence, non-documentary evidence, or any combination of the two. Verification information should be analyzed to consider whether there is a logical consistency among the identifying information provided, such as the customer's name, street address, zip code, telephone number (if provided), date of birth, and social security number. Appropriate documents for verifying the identity of customers include, but are not limited to, the following:

          1) For an individual, an unexpired government-issued identification evidencing nationality or residence, and bearing a photograph or similar safeguard, such as a driver's license or passport;

          2) For institutional customers, documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or a trust instrument, or proof of tax-exempt status.

     Neither FFTW nor the Transfer Agent are required to take steps to determine whether the document that the customer has provided has been validly issued. If, however, a document shows some obvious form of fraud, the Fund's A-MLCO will consider that factor in determining whether to establish the relationship.

          vii) Non-Documentary Means to Verify Customer Identity. The following non-documentary methods of verifying identity may also be used:

                    1)   Contacting a customer;

                    2) Independently verifying the customer's identity through the comparison of information provided by the customer with information obtained from a consumer reporting agency (e.g., D&B filings), public database (e.g., Lexis/Nexis), SEC filings, state corporate filings or other sources;

                    3)   Checking references with other financial institutions;

                    4)   Obtaining a financial statement.

     Non-documentary methods of verification shall be used in the following situations: (i) when the customer is unable to present an unexpired government-issued identification document with a photograph or other similar safeguard, (ii) when the customer presents unfamiliar documents for identification verification, (iii) when there is no "face to face" contact with the customer, and (iv) when there are other circumstances that increase the risk that the true identity of the customer cannot be verified through documentary means. The information shall be verified within a reasonable time before or after funds are received for subscription.

     If a reasonable belief cannot be formed that the true identity of a customer is known, then the following steps may occur: (i) the customer relationship shall be terminated; (ii) restrictive terms shall be imposed under which a customer may conduct transactions while attempts are made to verify its identity; (iii) the accounts will be closed after reasonable attempts to verify customer's identity fail; or (iv) if appropriate, a suspicious activity report shall be filed in accordance with applicable law and regulation.

     viii) Review of Government Lists. FFTW or IBT will review customer information against applicable governmental lists of terrorist organizations. Currently, this provision requires a review of the list of Specially Designated Nationals and Blocked Persons promulgated by the U.S. Treasury's Office of Foreign Assets Control ("OFAC") or which are from any of the embargoed countries and regions as established by OFAC. For further information regarding OFAC and access to the list of Specially Designated Nationals and Blocked Persons, as well as the list of embargoed countries and regions, go to OFAC's website at www.treas.gov/ofac or www.nasdr.com/money.asp.

     ix) Required Records. FFTW or IBT will maintain evidence of the identities of each investor and, where applicable, the beneficial owners on whose behalf an investor makes an investment for at least six years following an investor's final redemption, in accordance with the recordkeeping requirements set forth in section III, paragraph C below.

     viii) Notice to Customers. Before opening an account, customers shall be provided with adequate notice that their identity will be verified in accordance with Federal legal requirements.

     REPORTING OF SUSPICIOUS ACTIVITIES.

     i) Background. All transactions in Fund shares are processed through the Transfer Agent.

     ii) Policies and Procedures. The Transfer Agent shall adopt and implement policies, procedures and controls that are designed to cause the reporting of suspicious activities in the Funds to the prompt attention of the A-MLCO and to the Fund's Board of Directors on a quarterly basis in accordance with the requirements of applicable anti-money laundering laws and regulations.

     iii) Monitoring and Reporting Suspicious Activities. Upon discovering any potentially suspicious money laundering activities in connection with the purchase or redemption of Fund shares, the Fund A-MLCO shall consult with the Transfer Agent and the Group's A-MLCO as to the appropriate steps to be taken. An internal report shall be prepared documenting the activity. After such consultation, the Fund A-MLCO shall take such actions as he or she reasonably deems to be in compliance with applicable law, including the filing of a suspicious activity report with the relevant government authorities, and shall report to the Fund's Board of Directors at each quarterly board meetings, or more frequently if necessary, as to the actions it has taken to address the situation. The prohibitions of section II, paragraph B ("tipping off"), shall apply to all parties with respect to reporting suspicious activities.

     C.   RECORD KEEPING

     FFTW and the Transfer Agent must make and retain records for six years from the end of the relationship with any Fund client. Required records include evidence of the identity of the client, details of every transaction, including a description of the methods and the results of any measures used to verify customer identity, actions taken in relation to internal and external reporting requirements, a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained and when the A-MLCO has considered information or other matters concerning suspicion of money laundering but has not made a report to the relevant authorities, a record of that information or matter. FFTW and the Transfer Agent will also maintain copies of the Funds' Board approvals of these procedures and of any amendments hereto. In addition, IBT has agreed to confirm in writing that it will provide federal examiners, upon request, with all records and information regarding the Fund's anti-money laundering program and access to conduct inspections to review the program.

     D.   EMPLOYEE EDUCATION AND TRAINING

     All Fund personnel will receive education and training from the Group, except that the Fund's A-MLCO shall be trained by both the Group and the Transfer Agent and the Fund and Transfer Agent will maintain or have access to records confirming the receipt of such training.

     E.   INFORMATION SHARING

     Each year the Fund A-MLCO shall file a notice with FinCEN that permits the Fund to share information with other financial institutions that are subject to anti-money laundering program obligations under the BSA regulations or their trade associations ("Covered Financial Institutions and Associations") about suspected money laundering or terrorist activity for one year. The Fund A-MLCO is responsible for ensuring that this notice is filed annually with FinCEN.

     Only the Fund A-MLCO or his or her designee(s) shall have the authority to share information with other Covered Financial Institutions and Associations about suspected money laundering or terrorist activity. The Fund A-MLCO is responsible for verifying that Covered

Financial Institutions and Associations have filed the required notice with FinCEN, (e.g., by either reviewing lists from FinCEN or asking the Covered Financial Institutions and Associations directly) prior to sharing information with them about suspected money laundering or terrorist activity.

     Information received by the Fund, FFTW and the Transfer Agent shall only be used to identify and, where appropriate, report on money laundering or terrorist activity, determine whether to establish or maintain an account or to engage in a transaction, or assist the Fund, FFTW and the Transfer Agent in complying with any other requirement under the BSA or the regulations thereunder.

     F.   INDEPENDENT AUDIT

     The Transfer Agent shall agree to submit, at its own expense, to an independent audit required by applicable regulation to assess its compliance with and effectiveness of its anti-money laundering policies, procedures and controls. To the extent permitted by law, this audit may be an internal audit conducted by the Transfer Agent's internal audit department. The audit shall explicitly include a review of anti-money laundering activities undertaken by Transfer Agent on behalf of the Fund and copies of any audit report shall be provided to the Fund's Board and the A-MLCO. Any aspects of the Fund's anti-money laundering policies that fall under the responsibilities of FFTW shall be subject to the independent audit requirements of section II, paragraph D above and shall also be provided to the A-MLCO and the Fund's Board.

                       ANTI-MONEY LAUNDERING QUESTIONNAIRE

THIS QUESTIONNAIRE MUST BE COMPLETED BEFORE FFTW STARTS MANAGING ASSETS FOR A NEW CLIENT.

1.  FILL IN CLIENT INFORMATION

   Inception Date:                 ______________________________________________________________

   Name of New Client:             ______________________________________________________________

   Address:                        ______________________________________________________________

                                   ______________________________________________________________

                                   ______________________________________________________________

   Telephone Number:               ______________________________________________________________

   Email Address:                  ______________________________________________________________

   Website:                        ______________________________________________________________

2.  RESPOND TO ALL THE QUESTIONS BELOW

                                                                                    YES       NO

    1.   Is the client a company whose shares or those of its ultimate parent
         are listed on major world exchanges?                                       []         []

    2.   Is the client a well regarded and justly governed country, a central
         bank of such a country, or a supra-national institution?                   []         []

    3.   Is the client an EU bank or UK building society?                           []         []

    4.   Is the client a firm regulated by the Financial Services Authority?        []         []

    5.   Is the client a NASD member?                                               []         []

    6.   Is the client a registered US investment company for which FFTW acts
         as sub-adviser?                                                            []         []

    7.   Is the client an investment trust manager or financial institution
         licensed by the Financial Services Agency?                                 []         []

    8.   Is the client a financial institution regulated in a jurisdiction implementing equivalent anti-money laundering legislation to the
         European Money Laundering Directive?(17)                                   []         []

    9.   Is the client a reputable company listed on credible standard industry
         directories and almanacs?                                                  []         []

--------------------
(17) Please refer to the A-MLCOs to enquire about the status of any particular country.

3.   IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES"

     If the answer to any of the above questions is "Yes", FFTW must retain evidence supporting the "exempt" status of the client. While detailed proof of identity is not required, confirmation of the existence of the client and of its regulated status (where applicable) may be required.

     Exemptions from the identification procedures are all subject to the overriding condition that there is no knowledge or suspicion, nor grounds for knowing or suspecting, that the client, or any person on whose behalf the client is acting, is engaged in money laundering.

4.   IF THE ANSWER TO ALL OF THE QUESTIONS ABOVE IS "NO"

     If the answer to all of the questions above is "No", then the following information must be obtained from the client.

     Information required from institutional clients

     - list of director/partners (for non-UK companies, identification (passport or National I.D. Card) of one director/partner will be required);

     - memorandum and articles of association and certificate of incorporation (or similar documents);

     -    copy of latest annual report and financial statements;

     - list of shareholders/partners detailing ultimate ownership of the organisation; and

     - evidence of the authority of individuals to act on behalf of the organisation.

5.   SDN CHECK

     Confirmation that the SDN list maintained by OFAC has been checked to ensure that it does not include the name of the client or any of its directors.

       Confirmed by: ___________________            Date: ___________________

6.   SIGN OFF

       Completed by: ___________________            Date: ___________________

       Reviewed by:  ___________________            Date: ___________________

                                   APPENDIX II

EXAMPLES OF SUSPICIOUS TRANSACTIONS

1.   New business

Although long-standing clients may be laundering money through an investment business, it is more likely to be a new client who may use one or more accounts for a short period only and may use false names and fictitious companies. Suspicious investments may be directly with an investment business or indirectly via an intermediary who "doesn't ask too many awkward questions," especially (but not only) in a jurisdiction where money laundering is not regulated or where the rules are not rigorously enforced.

The following situations will usually give rise to the need for additional inquiry:

     (a) A personal client for whom verification of identity proves unusually difficult and who is reluctant to provide details;

     (b) A corporate/trust client where there are difficulties and delays in obtaining copies of the accounts or other documents of incorporation;

     (c) An investor introduced by an overseas bank, affiliate or other investor both of which are based in countries where production of drugs or drug trafficking may be prevalent.

2.   Intermediaries

There are many legitimate reasons for a client's use of an intermediary. However, the use of intermediaries does introduce further parties into the transaction thus increasing opacity and, depending on the designation of the account, preserving anonymity. Likewise, there are a number of legitimate reasons for dealing via intermediaries on a "numbered account" basis; however, this is also a useful tactic which may be used by the money launderer to delay, obscure, or avoid detection.

Any apparently unnecessary use of an intermediary in the transaction should give rise to further inquiry.

3.   Disposition

The aim of money launderers is to take "dirty" cash and to turn it into "clean" spendable money. Many of those at the root of the underlying crime will be seeking to remove the money from the jurisdiction in which the cash has been received with a view to its being received by those criminal elements for whom its is ultimately destined in a manner which cannot easily be traced. The withdrawal of funds from a portfolio with a request from the client to make payment to a third party without any apparent connection with the client may well give rise to further inquiry.

                                    EXHIBIT 1

                                 CODE OF ETHICS

                         INITIAL CERTIFICATE OF RECEIPT

I ____________________________________ certify that I have received and reviewed a copy of the Code of Ethics (the "Code") of FFTW Funds, Inc. and the related members of the Group, and that I understand the requirements therein and agree to be bound by its terms.

_______________                         ________________________________________
Date                                    Signature of Covered Person

                                    EXHIBIT 2

                                 CODE OF ETHICS

                          ANNUAL COMPLIANCE CERTIFICATE

                         _________________________ 2007

I ______________________________________ certify that I have received and read a copy of the Code of Ethics (the "Code") of Charter Atlantic Corporation and the related members of the Group and agree to be bound by the Code. I further certify that I have complied with the Code and understand that any such breach of the Code is grounds for immediate dismissal for cause. I also certify that I have met all the reporting requirements of the Code.

______________                          _______________________________________
Date                                    Signature of Covered Person

                                    EXHIBIT 3

     QUARTERLY REPORT OF GIFTS RECEIVED BY COVERED PERSONS VALUED OVER $100

Employee:

Quarter:

Please list all gifts received by you in your capacity as an employee of FFTW:

              Person/Company          Gift
Date          Giving Gift             Description             Estimated Value

Supervisor approval obtained?         [ ]  Yes           [ ] No

Covered Person's signature:__________________________

Date:  __________________________

                                    EXHIBIT 4

                  REQUEST FOR PRE-APPROVAL FOR TRANSACTIONS IN
                                CLIENT SECURITIES
                           INITIAL PUBLIC OFFERINGS OR
                                LIMITED OFFERINGS

Employee:

Purchase or Sell (circle one)

Expected                              Number of Shares/
execution date     Dealer/Broker      Principal Amount      Security description

Number of Transactions Requiring Pre-approval Engaged in within the Current Calendar Month:__________________________

I hereby declare that the proposed transaction will in no way represent a conflict with FFTW's personal account dealing rules. I also confirm that I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a conflict of interest. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action."

Covered Person's signature:_____________________________

Date: __________________________

Approved by:____________________________________________
            Chief Legal and Risk Officer (or delegee)

Approved by: ____________________________________________
             Co-Chief Investment Officer

Pre-Approval expires on: _________________________________

Pre-approval is not required for Exempt Securities, which include (i) United States Treasury securities; (ii) bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality short-term debt instruments (less than 270 days); and (iii) shares issued by open-end mutual funds. Please note FFTW-Managed Funds and exchange traded funds (ETFs) do require pre-approval.

                                    EXHIBIT 5

              QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS
              I. QUARTER ENDING _________________________________

INSTRUCTIONS:

1. REPORT ALL SECURITIES TRANSACTIONS ENGAGED IN DURING THE QUARTER, EXCEPT FOR TRANSACTIONS IN EXEMPT SECURITIES,* WHICH NEED NOT BE REPORTED.

2. REPORT SECURITIES ACQUIRED BY GIFT OR INHERITANCE.

3. REPORT TRANSACTIONS IN RETIREMENT PLAN ACCOUNTS.

Name (please print):  ________________________________

Please check as applicable (refer to note below):     [ ] No transactions to report.      [ ] Transactions to report as follows:

                                           Number of Shares/
                                 Date      Principal Amount        Name /Security Description       Price      Dealer/ Broker/Bank
                                 ----      -----------------       --------------------------       -----      -------------------
FIXED INCOME SECURITIES

         Purchases

         Sales

EQUITY SECURITIES

         Purchases

         Sales

OTHER TRANSACTIONS

         Purchases

         Sales

--------------
* Exempt Securities are defined as: (1) direct obligations of the Government of the United States, (2) bankers' acceptances, bank certificates of deposits, commercial paper and high quality, short-term debt instruments, including repurchase agreements, and (3) shares issued by open-end mutual funds. FFTW-Managed Funds and Exchange Trade Funds (ETFs) are not exempt securities and do require pre-approval. .

HAS A NEW ACCOUNT BEEN OPENED DURING THE PAST QUARTER (INCLUDE ACCOUNTS WHICH HOLD EXEMPT SECURITIES)? YES [ ] NO [ ]

IF THE ANSWER TO THE QUESTION ABOVE IS YES, PLEASE INDICATE THE FOLLOWING:

NAME OF BROKER:__________________        DATE ACCOUNT ESTABLISHED: _____________

                                      * * *

I hereby declare that the foregoing transaction will in no way represent a conflict with FFTW's personal account dealing rules and I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a conflict of interest. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.

Signature:  ______________________                    Date:  ___________________

                                    EXHIBIT 6

                Initial and Annual Report of Securities Holdings

Name (please print)_____________________________________

I. Please identify below all securities currently held by you, except: (1) United States Treasury securities, (2) bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality, short-term debt instruments (less than 270 days), and (3) shares issued by open-end mutual funds (collectively, "Exempt Securities"). FFTW-Managed Funds and Exchange Trade Funds
(ETFs) are not exempt securities and do require pre-approval.

Broker/Dealer or Bank      Security     Number of Shares      Principal Amount
---------------------      --------     ----------------      ----------------

II. If you hold Exempt Securities as defined above, please identify the name of any broker, dealer or bank with whom you maintain an account in which these securities are held:

Broker/Dealer or Bank

Check here if  [ ] Initial Report
               [ ] Annual Report

Signature: _________________________            Date: _______________________

                                    EXHIBIT 7

          INITIAL AND ANNUAL EMPLOYEE DISCLOSURE INFORMATION STATEMENT

                                                                                             YES        NO
A. IN THE PAST TEN YEARS, HAVE YOU:

     (1)  been convicted of or plead guilty or nolo contendere ("no contest") in
          a domestic, foreign or military court to any felony?                               [ ]        [ ]

     (2)  been charged with any felony?                                                      [ ]        [ ]

B. IN THE PAST TEN YEARS HAVE YOU:

     (1)  been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a misdemeanor involving:
          investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit
          any of these offenses?                                                             [ ]        [ ]

     (2)  been charged with a misdemeanor specified above?                                   [ ]        [ ]

C. Has the Commodity Futures Trading Commission (CFTC), Financial Services
Authority (UK) (FSA), Financial Services Agency (Japan) (FSA), Monetary
Authority of Singapore (MAS), National Futures Association (NFA), Ontario
Securities Commission (OSC) or the Securities and Exchange Commission (SEC),
ever:                                                                                        [ ]        [ ]

     (1)  found you to have made a false statement or omission?                              [ ]        [ ]

     (2)  found you to have been involved in a violation of its regulations or
          statutes?                                                                          [ ]        [ ]

     (3)  found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or
          restricted?                                                                        [ ]        [ ]

     (4)  entered an order against you in connection with investment-related
          activity?                                                                          [ ]        [ ]

     (5)  imposed a civil money penalty on you or ordered you to cease and
          desist from any activity?                                                          [ ]        [ ]

D. HAS ANY OTHER REGULATORY AGENCY:

     (1)  ever found you to have made a false statement or omission, or been
          dishonest, unfair, or unethical?                                                   [ ]        [ ]

     (2)  ever found you to have been involved in a violation of
          investment-related regulations or statutes?                                        [ ]        [ ]

     (3)  ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or
          restricted?                                                                        [ ]        [ ]

     (4)  in the past ten years, entered an order against you in connection with
          investment-related activity?                                                       [ ]        [ ]

                                                                                             YES        NO
     (5)  ever denied, suspended, or revoked your registration or license or otherwise prevented you, by order, from associating with an
          investment-related business or restricted your activity?                           [ ]        [ ]

E. HAS ANY SELF-REGULATORY ORGANIZATION OR COMMODITIES EXCHANGE EVER:

     (1)  found you to have made a false statement or omission?                              [ ]        [ ]

     (2)  found you to have been involved in a violation of its rules?                       [ ]        [ ]

     (3)  found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or
          restricted?                                                                        [ ]        [ ]

     (4)  disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or
          otherwise restricting your activities?                                             [ ]        [ ]

F. HAS AN AUTHORIZATION TO ACT AS AN ATTORNEY, ACCOUNTANT, OR FEDERAL CONTRACTOR
GRANTED TO YOU EVER BEEN REVOKED OR SUSPENDED?                                               [ ]        [ ]

G. ARE YOU NOW THE SUBJECT OF ANY REGULATORY PROCEEDING THAT COULD RESULT IN A
"YES" ANSWER TO ANY QUESTIONS REFERENCED ABOVE?                                              [ ]        [ ]

H. (1) HAS ANY COURT:

          (A)  in the past ten years, enjoined you in connection with any
               investment-related activity?                                                  [ ]        [ ]

          (B)  ever found that you were involved in a violation of investment-
               related statutes or regulations?                                              [ ]        [ ]

          (C)  ever dismissed, pursuant to a settlement agreement, an investment- related civil action brought against you by a
               financial regulatory authority?                                               [ ]        [ ]

(2) ARE YOU NOW THE SUBJECT OF ANY CIVIL PROCEEDING THAT COULD RESULT IN AN
ANSWER OF YES TO THE ABOVE QUESTIONS?                                                        [ ]        [ ]

Signature: _________________________

Print Name: ________________________

Date: ______________________________

---------------
*If any of the above information should change, you are responsible for updating the information and notifying the Risk Oversight Department or the Director of Administration.